Exhibit 2.1

FIRST AMENDMENT TO
BUSINESS COMBINATION AGREEMENT

This First Amendment to Business Combination Agreement (this “Amendment”) is made and entered into as of December 26, 2022, by and among Freedom Acquisition I Corp., a Cayman Islands exempted company limited by shares (which shall migrate to and domesticate as a Delaware corporation prior to the Closing (as defined in the Business Combination Agreement)) (“Acquiror”), Jupiter Merger Sub I Corp., a Delaware corporation and a wholly owned subsidiary of Acquiror (“First Merger Sub”), Jupiter Merger Sub II LLC, a Delaware limited liability company and a wholly owned subsidiary of Acquiror (“Second Merger Sub”), Complete Solaria, Inc., a Delaware corporation (formerly known as Complete Solar Holding Corporation, the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Business Combination Agreement (as defined below).

RECITALS

A. Acquiror, First Merger Sub, Second Merger Sub and the Company previously entered into that certain Business Combination Agreement dated October 3, 2022 (the “Business Combination Agreement”).

B. Section 11.11 of the Business Combination Agreement provides that the Business Combination Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by the parties to the Business Combination Agreement.

C. The parties to this Amendment desire to amend the Business Combination Agreement as set forth in this Amendment.

AGREEMENT

The parties to this Amendment, intending to be legally bound, agree as follows:

1. Section 1.1. The definition of “Available Acquiror Cash” in Section 1.1 of the Business Combination Agreement is hereby amended and restated in its entirety as follows:

“Reserved.”

2. Section 8.6. Section 8.6 of the Business Combination Agreement is hereby amended and restated in its entirety as follows:

“8.6 Reserved.”

3. Section 9.3(e). Section 9.3(e) of the Business Combination Agreement is hereby amended and restated in its entirety as follows:

“(e) Reserved.”

4. Section 10.1(i). Section 10.1(i) of the Business Combination Agreement is hereby amended and restated in its entirety as follows:

“(i) Reserved.”

1.

5. Section 10.1(h). Section 10.1(h) of the Business Combination Agreement is hereby amended and restated in its entirety as follows:

“(h) Reserved.”

6. Section 10.3. Section 10.3 of the Business Combination Agreement is hereby amended and restated in its entirety as follows:

“Section 10.3 Reserved.”

7. No Further Amendment. Except as expressly provided in this Amendment, all of the terms and conditions of the Business Combination Agreement remain unchanged and continue in full force and effect.

8. No Waiver. Except as specifically set forth herein, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of the parties under the Business Combination Agreement nor shall it constitute a waiver of any provision of the Business Combination Agreement.

9. Effect of Amendment. This Amendment shall form a part of the Business Combination Agreement for all purposes, and each party to this Amendment and to the Business Combination Agreement shall be bound by this Amendment.

10. Governing Law. This Amendment, and all claims or causes of action based upon, arising out of, or related to this Amendment, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

11. Entire Agreement; Counterparts. This Amendment, the Business Combination Agreement (as amended by this Amendment) and the documents and instruments and other agreements specifically referred to in the Business Combination Agreement or delivered pursuant thereto set forth the entire understanding of the parties hereto and thereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood and agreed that all parties hereto need not sign the same counterpart. The delivery by electronic delivery in PDF format of this Amendment with all executed signature pages (in counterparts or otherwise) shall be sufficient to bind the parties hereto to the terms and conditions set forth herein. All of the counterparts will together constitute one and the same instrument and each counterpart will constitute an original of this Amendment.

[Signature Pages Follow]

2.

IN WITNESS WHEREOF, the parties to this Amendment have caused this Amendment to be executed and delivered as of the date first set forth above.

COMPLETE SOLARIA, INC.

By:	/s/ William Anderson
Name:	William Anderson
Title:	Chief Executive Officer

[Signature Page to First Amendment to BCA]

IN WITNESS WHEREOF, the parties to this Amendment have caused this Amendment to be executed and delivered as of the date first set forth above.

FREEDOM ACQUISITION I CORP.

By:	/s/ Adam Gishen
Name:	Adam Gishen
Title:	Chief Executive Officer

JUPITER MERGER SUB I CORP.

By:	/s/ Adam Gishen
Name:	Adam Gishen
Title:	Chief Executive Officer

JUPITER MERGER SUB II LLC

By:	/s/ Adam Gishen
Name:	Adam Gishen
Title:	Chief Executive Officer

[Signature Page to First Amendment to BCA]